EXHIBIT 99.1

INTEGRATED TELECOM EXPRESS ANNOUNCES BANKRUPTCY COURT DECISIONS

CUPERTINO, Calif., January 9, 2003: Integrated Telecom Express, Inc., today announced that the United States Bankruptcy Court for the District of Delaware denied the motion filed by the Company’s former landlord and largest creditor to dismiss its bankruptcy case and to change the venue of the bankruptcy case to the United States Bankruptcy Court for the Northern District of California.

The Company has proposed a plan of reorganization that would provide for the liquidation of the Company and distribution of substantially all of the Company’s cash and assets. Prior to court approval of the plan of reorganization, the Company will solicit acceptances from its creditors and stockholders.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties that may cause actual results to differ. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The risks and uncertainties include that the Company may not be able to negotiate the orderly wind down of its obligations to creditors. There include, without limitation, long term contractual payment and performance obligations associated with the Company’s building and facilities leases, business agreements with third parties, and agreements with vendors. As a result of these and other risks, the Company may not be able to generate meaningful cash, or any cash, which could be returned to its stockholders, and the timing of any distribution to stockholders is uncertain at this time. The Company also refers readers to the risk factors identified in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission on April 1, 2002 and as amended on April 30, 2002, and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission on May 15, 2002, August 13, 2002 and November 14, 2002. The Company does not undertake any obligations to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.